Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-167226) of First American Financial Corporation of our report dated June 29, 2010, relating to the financial statements of First American Financial Corporation 401(k) Savings Plan (formerly The First American Corporation 401(k) Savings Plan), which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Orange County, California

June 29, 2010